Exhibit 10.29

TARGET BENEFIT

SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

BETWEEN

BSB BANK & TRUST COMPANY

AND

WILLIAM M. LE BEAU

THIS SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT (hereinafter called the “Agreement”) made and entered effective as of October 30, 2003 (hereinafter called the “Effective Date”), by and between BSB BANK & TRUST COMPANY, having its principal office at 58-68 Exchange Street, Binghamton, New York (hereinafter called the “Bank”), and William M. Le Beau, Executive Vice President – Risk Management (hereinafter called “Officer”).

W I T N E S S E T H :

WHEREAS, the Officer is the Executive Vice President – Risk Management of the Bank, having been in the employ of the Bank since December 6, 2000; and

WHEREAS, the Officer is a participant under the Bank’s tax-qualified Section 401(k) savings plan (hereinafter called the “Savings Plan”) and participates in the Bank’s defined benefit retirement plan (hereinafter called the “Retirement Plan”), and will in the future become entitled to certain retirement benefits under said Savings Plan and Retirement Plan, the amount of which benefits may be limited by the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the tax-qualification provisions of the Internal Revenue Code of 1986, as amended (IRC); and

WHEREAS, the Officer, upon his retirement, will also be entitled to certain Federal old age benefits under the Social Security Act; and

WHEREAS, the Bank, in order to assure the continuance of the Officer’s services to the Bank, desires to provide for the payment of a supplemental retirement benefit to said Officer, from and after the termination of the Officer’s active employment by the Bank, upon retirement, severance from employment, change in control, or death, which payments shall be in addition to any retirement benefits which shall become payable to the Officer under said Savings Plan and Retirement Plan, and under the Social Security Act; and

WHEREAS, the supplemental retirement benefit to be provided hereunder is intended to approximately restore the difference in benefits between the retirement benefit that will be payable at age 65 under the Retirement Plan, and the projected amount of retirement benefit that would have been payable if not for the limitations imposed by ERISA and the IRC; and

WHEREAS, the first part of the supplemental retirement benefit to be provided hereunder will be a target benefit, established as of the Effective Date (hereinafter called the “Target Benefit”), which, based upon actuarial assumptions, including salary projections, developed as of such date, will provide a straight life annuity benefit for the Officer, commencing at age 65, equal to the difference between (a) the Officer’s accrued benefit that would be provided under the Retirement Plan, commencing upon attainment of age 65 as a straight life annuity, assuming use of total compensation and the Officer’s three year average annual earnings without ERISA and/or IRC limitations and (b) the Officer’s accrued benefit that would be provided under the Retirement Plan, upon attainment of age 65 as a straight life annuity, assuming three year average annual earnings as defined in the Retirement Plan and taking into account ERISA and/or IRC limitations on compensation; and

WHEREAS, the second part of the supplemental retirement benefit to be provided hereunder will be a bridge benefit, established as of the Effective Date (hereinafter called the “Bridge Benefit”), which, based upon actuarial assumptions, including salary projections, developed as of such date, will provide an additional straight life annuity benefit for the Officer, commencing at age 65, equal to the difference between (a) the Officer’s accrued benefit provided under the Retirement Plan, commencing upon attainment of age 65 as a straight life annuity: (i) assuming three year average annual earnings as defined in the Retirement Plan, but without ERISA and/or IRC limitations, and (ii) taking into account as credited service thereunder all years of employment service with the Bank, M&T Bank and Onondaga Savings Bank, and (b) the Officer’s accrued benefit that would be provided (i) under the Retirement Plan, commencing upon attainment of age 65 as a straight life annuity, assuming three year average annual earnings as defined in the Retirement Plan and taking into account ERISA and/or IRC limitations on compensation, and (ii) under the M&T Bank tax-qualified defined benefit plan as a straight life annuity commencing upon attainment of age 65; and

WHEREAS, the third part of the supplemental retirement benefit to be provided hereunder will be a voluntary deferral account, established as of the Effective Date (hereinafter called the “Voluntary Account”), which Voluntary Account shall consist of Bank credits equal to such portion of the Officer’s annual compensation as he shall elect to defer hereunder, pursuant to an agreement for deferral of compensation to be entered into prior to the Effective Date of this Agreement, or during the calendar year preceding the calendar year of any such deferral of compensation after the calendar year which includes the Effective Date of this Agreement, reserving to the Officer the right to revoke or modify future deferrals of compensation hereunder, provided that a written election to revoke or modify future deferrals of compensation is filed in writing and acknowledged as to receipt by the Bank during the calendar year preceding the calendar year of such revocation or modification of election; and

WHEREAS, funds set aside by the Bank under this Agreement in consideration of its future payment of the Target Benefit, Bridge Benefit and/or Voluntary Account, shall not be adjusted in future years on account of experience gains and/or losses prior to payment of the supplemental retirement benefits provided hereunder;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, it is hereby agreed by and between the Bank and the Officer as follows:

Section 1. Deferred Compensation Account.

On or after the 2003 Effective Date of this Agreement, and as of the calendar year date determined by the Bank during the next four years and thereafter, beginning in 2008, on or following the end of each calendar quarter, during the continuance of the Officer’s employment by the Bank, the Bank shall credit to a unfunded book reserve or reserves established for the purpose of providing the Target Benefit and Bridge Benefit as hereinabove defined under this Agreement Twenty-one and Nine-tenths percent (21.9%) of the Officer’s annual salary (or ¼ of such annual salary beginning in 2008) as of such date of crediting hereunder. Such amount credited hereunder, together with all amounts credited to an unfunded book reserve or reserves established for the purpose of providing the Voluntary Account, if any, as hereinabove defined under this Agreement, shall hereinafter collectively be called the “Deferred Compensation Account.”

Section 2. Investments.

Amounts equal to that credited under the Deferred Compensation Account established under Section 1. of this Agreement shall be invested by the Bank (either in the Bank’s name or in the name of a trustee through an irrevocable trust arrangement established by the Bank for this purpose), in one or more registered investment companies under the Investment Company Act of 1940, to the extent permitted by applicable banking law, and/or in one or more other equity or fixed income investment opportunities selected in the sole discretion of the Bank. The value of the Officer’s Deferred Compensation Account at any given time shall be based solely on the then value of the investment fund or funds selected hereunder.

Section 3. Retirement Benefit.

Upon retirement or other termination from employment on or after attaining his retirement date as defined within the Retirement Plan, or upon his earlier termination from employment, the Bank will pay to the Officer supplemental retirement benefits (the aggregate total of which shall be equal to the then vested value, as defined in Section 4. of this Agreement, of all amounts in the Officer’s Deferred Compensation Account on the Officer’s date of retirement or other termination from employment). Such benefit will be paid in any one of the following modes, as determined in the sole discretion of the Bank: (i) a single lump sum payment; (ii) installments for the life of the Officer or on a joint and survivor basis, based on life expectancy; or (iii) monthly installments over a period of five, ten or fifteen years. If the Officer shall die prior to having received the total of installment payments specified in clause (iii), above, the unpaid balance of such installments will continue to be paid in monthly installments for the unexpired portion of the specified installment period, to a designated beneficiary or contingent beneficiary, as the case may be, designated by the Officer under Section 7. of this Agreement; provided, however, that in the sole discretion of the Bank, the unpaid balance of such installments may be paid in a single lump sum payment to the designated beneficiary or contingent beneficiary, as the case may be.

Section 4. Vesting

The Officer shall always have a one-hundred percent (100%) non-forfeitable right to the Voluntary Account portion, if any, of his Deferred Compensation Account.

In the event the Officer’s employment is terminated by retirement, severance from service with the Bank after five (5) or more years from the Effective Date, death, or in the event of a “Change in Control,” as hereinafter defined, the Officer shall have a one-hundred percent (100%) non-forfeitable right to the non-Voluntary Account balance of his Deferred Compensation Account.

In the event the Officer’s employment is terminated for reasons other than retirement, severance from service with the Bank after five (5) or more years from the Effective Date, death, or a Change in Control, the Officer shall have no non-forfeitable right to and no vested interest in his Deferred Compensation Account, other than his non-forfeitable Voluntary Account portion, if any, above.

For purposes of this Agreement, “Change in Control” shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Bank’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Bank of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Bank’s then outstanding securities, or a liquidation or dissolution of the Bank or of the sale of all or substantially all of the Bank’s assets, or any other major corporate transaction or event which the Bank, through its Board of Directors, and prior to the occurrence of such transaction or event, deems to be a Change of Control.

Section 5. Death Benefit.

In the event the Officer should die prior to his retirement or other termination from employment, the amount in the Deferred Compensation Account as of the date of death shall be paid to the Officer’s designated beneficiary, or contingent beneficiary, as the case may be, in one of the following modes, as determined in the sole discretion of the Bank: (i) a single lump sum payment; or (ii) installments for the life of the beneficiary or contingent beneficiary, based upon the designated beneficiary’s or contingent beneficiary’s life expectancy.

Section 6. Payment to Estate; Change of Beneficiary.

If there is no designated beneficiary or contingent beneficiary living at the time of the Officer’s death, the then value of all amounts in the Deferred Compensation Account, determined as of the date of the Officer’s death, shall be paid in a single lump sum to the Officer’s estate. Any designated or contingent beneficiary referred to in Section 7. may be changed by the Officer without the consent of any prior designated or contingent beneficiary, upon written notice to the Bank, signed by the Officer, the receipt of which must be acknowledged in writing by an officer of the Bank.

Section 7. Designation of Beneficiaries.

For the purposes of this Agreement, the Officer hereby names as primary beneficiary(ies), estate of William M. Le Beau, and designates Beverly Le Beau,         —            , and         —             as contingent beneficiary(ies). The Officer shall provide written notification to the Bank of the current address of each beneficiary and any contingent beneficiary(ies), and any future changes to the names and/or addresses of such designees hereunder.

Section 8. Successors and Assigns.

The right of the Officer or any beneficiary to the payment of the supplemental retirement benefit payable under this Agreement shall not be assigned, transferred, pledged or encumbered, except by the Officer’s last will and testament, or by the applicable laws of descent and distribution. This Agreement will inure to the benefit of and be binding upon the Officer, the Officer’s legal representatives and estate or interstate distributees, and the Bank, its successors and assigns, including any successor by merger or consolidation, a statutory receiver, or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

Section 9. Creditor Rights.

The Officer’s rights under this Agreement shall be limited to those of an unsecured general creditor of the Bank and the Bank shall have no obligation to fund the Target Benefit supplemental retirement benefit provided for hereunder.

Section 10. No Right to Employment.

Nothing contained in this Agreement shall be construed as conferring upon the Officer the right to continue in the employ of the Bank as an Officer of the Bank or in any other capacity.

Section 11. Arbitration of Disputes.

Any dispute between the Bank and the Officer, any designated or contingent beneficiary, or the Officer’s estate as to the proper interpretation or application of any provision of this Agreement, shall be settled by arbitration, as follows. One arbitrator shall be selected by each of the parties with a dispute pursuant to this Agreement and a third arbitrator chosen by the two so selected, and the decision of a majority of the arbitrators so selected shall be final and binding upon all of the parties to such dispute.

Section 12. Termination.

The Bank’s obligation to make payments under this Agreement shall terminate following the final payment required to be made under the applicable payment option.

Section 13. Facility of Payment.

If the Bank shall find that any individual entitled to receive payments under this Agreement is unable to care for his or her affairs because of age, lack of capacity, illness or accident, the Bank may pay such benefit, unless claim shall have been made therefor by a duly appointed legal representative, to the spouse, descendant, other relative, or to a person with whom the individual entitled to payment resides, and any such payment so made shall be a complete discharge of the liability of the Bank under this Agreement.

Section 14. Records.

The records of the Bank, the Retirement Plan, the Savings Plan, and relevant copies of the M&T Bank and Onondaga Savings Bank tax-qualified defined benefit plans, shall be conclusive in respect of all matters involved in the calculation of benefits under this Agreement.

Section 15. Unfunded Arrangement.

This Agreement is an unfunded supplemental benefit arrangement, subject to the requirements of United States Department of Labor Regulation Section 2520.104-23.

Section 16. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 17. Authorization to Execute Agreement.

This Agreement has been approved by the Board of Directors of the Bank, and the undersigned has been specifically authorized by the Board of Directors to execute this Agreement on behalf of the Bank.

Section 18. Entire Agreement; Modifications.

This instrument contains the entire Agreement of the parties relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

Section 19. Headings.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 20. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate, each of which shall be deemed to be an original for all purposes, effective as of the day and year first above written.

OFFICER

/s/ William M. Le Beau
Print Name: William M. Le Beau
Title: Executive Vice President – Risk Management

ATTEST:

By: /s/ Chris VanHart
Print Name: Christopher R. VanHart

BSB BANK & TRUST COMPANY

By: /s/ Howard W. Sharp
Print Name: Howard W. Sharp
Title: President & Chief Executive Officer

ATTEST:

By: Nancy . Cole
Print Name: Nancy A. Cole